SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

July 23, 2002
(Date of earliest event reported)

HARMONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address including zip code, and telephone number, including area code, of Registrant’s of principal executive offices)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 4.1
EXHIBIT 99.1

ITEM 5. OTHER EVENTS

     On July 23, 2002, Harmonic Inc. (the “Company”) declared a dividend of one (1) Preferred Share Purchase Right (collectively, the “Rights”) on each share of Common Stock, par value $0.001 per share, of the Company (“Company Common Stock”) outstanding as of the close of business on August 7, 2002. The terms of the Rights are governed by a Preferred Stock Rights Agreement, dated as of July 24, 2002 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

     On July 24, 2002, the Company issued a press release announcing that the Company had approved adoption of the Rights Agreement. In connection with the Company’s adoption of the Rights Agreement and a general anti-takeover analysis performed by the Company’s Board of Directors, the Company amended and restated its bylaws. The press release and the Amended and Restated Bylaws of the Company are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

3.1	Amended and Restated Bylaws of Harmonic Inc.
3.2	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Harmonic Inc.
4.1	Preferred Stock Rights Agreement, dated as of July 24, 2002, between Harmonic Inc., a Delaware corporation, and Mellon Investor Services LLC.
99.1	Press release of Harmonic Inc. issued on July 24, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date: July 25, 2002	By:	/s/ Robin N. Dickson
	Name:	Robin N. Dickson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

3.1	Amended and Restated Bylaws of Harmonic Inc.
3.2	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Harmonic Inc.
4.1	Preferred Stock Rights Agreement, dated as of July 24, 2002, between Harmonic Inc., a Delaware corporation, and Mellon Investor Services LLC.
99.1	Press release of Harmonic Inc. issued on July 24, 2002.